UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2006 (October 23, 2006)
HCA INC.

(Exact name of registrant as specified in charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 23, 2006, HCA Inc., a Delaware corporation (“HCA”), issued the press release attached hereto as Exhibit 99.1 in which HCA announced that in connection with its ongoing tender offer for certain of its outstanding notes it had received the requisite consents necessary to approve proposed amendments to its Indenture dated as of December 16, 1993 (as amended and supplemented) (the “Indenture”), between the Company and The Bank of New York (successor to Bank One Trust Company, N.A., as trustee, which succeeded The First National Bank of Chicago). The proposed amendments to the Indenture will only amend the terms of the Indenture as it relates to HCA’s outstanding 8.850% Medium Term Notes due 2007 (CUSIP No. 19767QAJ4), 7.000% Notes due 2007 (CUSIP No. 197677AL1), 7.250% Notes due 2008 (CUSIP No. 197677AK3), 5.250% Notes due 2008 (CUSIP No. 404119AK5) and 5.500% Notes due 2009 (CUSIP No. 404119AM1) and not any other notes issued pursuant to the Indenture. The tender offers and consent solicitations are being conducted in connection with HCA’s previously announced agreement to merge with an entity controlled by Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P. and ML Global Private Equity Fund, L.P.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 99.1	Press Release dated October 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Corporate Secretary

Date: October 23, 2006

EXHIBIT INDEX

Exhibit 99.1	Press Release dated October 23, 2006